                             Dated 20 December, 2004

                           RANDGOLD RESOURCES LIMITED
                                as the Assignor,

                                     - and -

                         SOCIETE DES MINES DE LOULO S.A.
                                as the Assignee,

                                   ----------

                               DEED OF ASSIGNMENT

                                   ----------

                         [MAYER BROWN ROWE & MAW LOGO]

                                TABLE OF CONTENTS

CLAUSE                                                                      PAGE
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SCHEDULES
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SCHEDULE A   Required Risk Management Agreements
SCHEDULE B   Form of Notice to Counterparties of Required Risk Management
             Agreements

                                      -i-

THIS DEED OF ASSIGNMENT is made on 20 December, 2004, between:

(1)  RANDGOLD RESOURCES LIMITED, a company organised and existing under the laws of Jersey (with its successors and permitted assigns, the "ASSIGNOR"); and

(2)  SOCIETE DES MINES DE LOULO S.A., a company (societe anonyme) organised and existing under the laws of the Republic of Mali (with its successors and permitted assigns, the "ASSIGNEE").

NOW THIS DEED WITNESSES as follows:

1.   INTERPRETATION

     Unless otherwise defined herein or the context otherwise requires, terms used in this Deed, including its preamble, have the meanings provided in the Loan Agreement. The parties hereto intend that this document shall take effect as a deed.

1.1  In this Deed, unless the context otherwise requires, the following expressions shall have the following meanings:

     "ASSIGNED ASSETS" means all the right, title, benefit and interest of the
     Assignor whatsoever whether present or future, proprietary, contractual or otherwise, arising out of or in, to or under the Required Risk Management
     Agreements, including (but without prejudice to the generality of the foregoing):

     (a)  all moneys whatsoever which are now or may at any time hereafter be or become due or owing to the Assignor under or arising out of the
          Required Risk Management Agreements or in connection with the rights of the Assignor or the Assignee evidenced thereby; and

     (b)  all rights and remedies for enforcing the Required Risk Management
          Agreements in the name of the Assignor or the Assignee or otherwise and all present and future right, title, benefit and interest in all guarantees, insurances, indemnities, mortgages, charges and other security of whatsoever nature (including, without limitation, all rights and remedies of enforcement) now or hereafter held by the
          Assignor or the Assignee in respect of all or any of the foregoing and all moneys from time to time becoming due or owing thereunder or in connection therewith.

     "DEED" means this Deed of Assignment as amended, supplemented or substituted from time to time.

     "LOAN AGREEMENT" means the U.S.$60,000,000 Project Term Loan Facility
     Agreement, dated 6 September, 2004 (as amended, modified or supplemented from time to time) among the Borrower, the Guarantors, the Lenders, the
     Mandated Lead Arrangers, the Lead Arrangers and the Facility Agent.

     "NOTICE OF ASSIGNMENT" is defined in Section 2.2(a).

     "REQUIRED RISK MANAGEMENT AGREEMENTS" means the Required Risk Management
     Agreements described in Schedule A and contemplated by Clauses 6.1.5 and
     10.7 of the Loan Agreement.

2.   ASSIGNMENT

2.1  The Assignor, with full title guarantee, hereby assigns and agrees to assign absolutely and unconditionally to the Assignee the Assigned Assets.

2.2  (a)  The Assignor will promptly after the execution of this Deed send notices to each relevant counterparty to a Required Risk Management
          Agreement (in the form of Schedule B or such other form as the
          Facility Agent shall reasonably require) (the "NOTICE OF ASSIGNMENT")
          and agrees to take all steps necessary to obtain a copy of such notices duly acknowledged by such relevant party.

     (b)  The Assignor undertakes that it will not amend, change or supplement the instructions given to the relevant counterparty in the Notice of
          Assignment or give any other instructions to the relevant counterparty with respect to the Assigned Assets which are inconsistent therewith or with any of the other terms of this Deed.

3.   UNDERTAKINGS

3.1  The Assignor hereby undertakes to the Assignee that it will:

     (a)  duly and punctually observe and perform all the conditions and obligations imposed on it by the Required Risk Management Agreements and not take or omit to take any action the taking or omission of which might result in any impairment of any of its rights thereunder or of this Deed and the rights and benefits hereby assigned;

     (b)  advise the Assignee promptly upon becoming aware of any default by the relevant counterparty in the performance of any of such counterparty's obligations under the Required Risk Management Agreements;

     (c)  not, without the prior written consent of the Assignee and the
          Facility Agent, agree to, or permit or suffer any amendment or variation whatsoever in the terms of, nor consent or agree to any waiver or release of any obligation of the relevant party under, or in connection with the Required Risk Management Agreements;

     (d)  not, without the prior written consent of the Facility Agent, (i)
          exercise any right which it may have to cancel or rescind the Required
          Risk Management Agreements or claim that the Required Risk Management
          Agreements are frustrated, and, if any such right arises, notify the
          Facility Agent immediately thereof and exercise such right if required so to do by the Facility Agent and at such time and in such manner as the Facility Agent shall direct, or (ii) commence arbitration or other legal proceedings in respect of any matter arising out of or in connection with the Required Risk Management Agreements;

     (e)  produce to the Assignee and the Facility Agent such information relating to the Required Risk Management Agreements as the Assignee
          may from time to time reasonably require; and

                                      -2-

     (f)  promptly upon receipt thereof, give to the Assignee a copy of any notice, certificate or other communication received by it from the relevant counterparty under or relating to the Required Risk
          Management Agreements, apart from routine day-to-day communications not materially affecting the rights or obligations of either the relevant party or the Assignor or the Assignee thereunder.

4.   ASSIGNMENT

4.1  The Assignee may not assign this Deed or any of the Assignee's rights and obligations under this Deed except with the prior written approval of the
     Assignor and the Facility Agent.

4.2  This Deed shall be binding upon and shall enure to the benefit of the
     Assignor and the Assignee and their respective successors and permitted assigns and references in this Deed to any of them shall be construed accordingly.

5.   MISCELLANEOUS

5.1  Time shall be of the essence in this Deed. No delay or omission on the part of the Assignee in exercising any right, power or remedy under this Deed shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Assignee deems expedient.

5.2  If at any time any one or more of the provisions in this Deed is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Deed shall not be in any way affected or impaired thereby.

5.3  The provisions of the Contract (Rights of Third Parties) Act 1999 shall apply to this Deed.

6.   COUNTERPARTS

6.1  This Deed may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered, shall constitute an original, but all the counterparts shall together constitute one and the same instrument.

7.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

7.1  (a)  LAW: This Deed and all matters and disputes relating hereto shall be governed by and construed in accordance with English law.

     (b)  JURISDICTION: Each of the parties hereto irrevocably agrees that the courts of England shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in

                                      -3-

          connection with this Deed and, for such purposes, irrevocably submit to the non-exclusive jurisdiction of such courts.

     (c)  NOTICES: All notices or other communications required or permitted by this Deed shall be effective upon receipt and shall be in writing and be sent by hand delivery, courier delivery, facsimile or electronic communication, as follows:

     If to the Assignor, to:

          La Motte Chambers
          St Helier
          Jersey JE1 1BT
          Channel Islands
          Attention: The Financial Director
          Facsimile: + 44 1534 73544
          Email: rwilliams@randgoldresources.com

     If to the Assignee, to:

          104, Rue 214
          Hippodrome
          Bamako
          Mali
          Attention: General Manager
          Facsimile: + 223 221 8187
          Email: msamake@randgoldresources.com

     or to such other address as hereafter shall be furnished as provided in this Clause 7 (Governing Law and Submission to Jurisdiction) by either party hereto to the other party hereto.

     (d)  WAIVER OF IMMUNITY: To the extent that the Assignor or the Assignee may be entitled in any jurisdiction to claim for itself or its assets, immunity from suit, execution, attachment or other legal process whatsoever, each of the Assignor and the Assignee hereby irrevocably agrees not to so claim and hereby irrevocably waives such immunity to the fullest extent of the laws of such jurisdiction.

                                      -4-

                                   SCHEDULE A

                       REQUIRED RISK MANAGEMENT AGREEMENTS

1.   the ISDA Master Agreement, dated 18 February 2000, between Randgold
     Resources Limited and Societe Generale together with any schedule thereto and any trade confirmations executed in connection therewith; and

2.   the ISDA Master Agreement, dated on or about _________________, between
     Randgold Resources Limited and Absa Bank Limited together with any schedule thereto and any trade confirmations executed in connection therewith.

                                      -5-

                                   SCHEDULE B

     FORM OF NOTICE TO COUNTERPARTIES OF REQUIRED RISK MANAGEMENT AGREEMENTS

To: [__] (as the ["COUNTERPARTY"])

From: Randgold Resources Limited (the "COMPANY")

                                                                      [__], 2004

Dear Sirs,

                              NOTICE OF ASSIGNMENT

We refer to the ISDA Master Agreement (Multicurrency - Cross Border) (the
"AGREEMENT") entered into between you and the Company on [__], [__].

We hereby notify you that the Company has assigned to Societe des Mines de Loulo
S.A. (the "ASSIGNEE") pursuant to a Deed, dated [__], 2004 (the "DEED"), between the Company and the Assignee, all its present and future right, title and interest under, to and in the Agreement.

Words and expressions defined in the Deed shall, unless otherwise defined herein, have the same meaning when used in this letter (the "NOTICE OF
ASSIGNMENT").

Please note the following:

1.   The Company irrevocably and unconditionally instructs you to pay the full amount of any sum which you are at any time obliged to pay to it under or in respect of the Agreement to the following bank account:

     Account No: 411848086

     Branch:   Citibank, N.A., Jersey Branch
               Global Corporate Banking, Jersey
               38 Esplanade
               St. Helier
               Jersey
               Channel Islands
               JE4 8QB

     Currency: United States Dollars;

2.   The Company confirms that:

     (a)  in the event of any conflict between communications received from the
          Company and from the Assignee, the communication from the Assignee shall prevail; and

                                      -6-

     (b)  none of the instructions, authorisations and confirmations in this
          Notice of Assignment can be revoked or varied in any way except with the Assignee's and the Facility Agent's specific prior written consent.

Please acknowledge receipt of this Notice of Assignment, and confirm your agreement to it, by executing and returning to the Assignee an original copy of the Acknowledgement attached to this Notice of Assignment.

                                      -7-

This Notice of Assignment is governed by English law.

Yours truly,

/s/ Roger A. Williams
--------------------------------
Randgold Resources Limited

                                      -8-

                      FORM OF ACKNOWLEDGEMENT OF ASSIGNMENT

                          [LETTERHEAD OF COUNTERPARTY]

To: Randgold Resources Limited
    La Motte Chambers
    St. Helier
    Jersey JE1 1BT
    Channel Islands

Attention: The Financial Director

                                                                      [__], 2004

Dear Sirs,

RE:  THE ISDA MASTER AGREEMENT (MULTICURRENCY - CROSS BORDER), DATED [__],
     BETWEEN RANDGOLD RESOURCES LIMITED (THE "COMPANY") AND [COUNTERPARTY] (THE
     "AGREEMENT")

We acknowledge receipt of the Notice of Assignment, dated [__], [__], (a copy of which is attached to this letter). Words and expressions defined in the attached
Notice of Assignment shall, unless otherwise defined herein, have the same meanings in this letter.

We confirm that:

1.   we consent to the assignment of the Agreement and have noted, and will act in accordance with, the terms of the Notice of Assignment;

2.   we have not previously received notice of any other assignment of the
     Agreement and we are unaware of any interest of any third party in any of the Company's rights, benefits, interests or claims under or in respect of the Agreement; and

3.   we agree to pay the full amount of any sum which we are at any time obliged to pay under or in respect of the Agreement.

This letter is governed by English law.

Yours truly,

[Counterparty]

by
   --------------------------------------

[__]

                                      -9-

IN WITNESS whereof this Deed has been duly executed by each of the Assignor and the Assignee as its deed the day and year first above written.

Executed and delivered as a deed by RANDGOLD   )
RESOURCES LIMITED                              )   /s/ Roger A. Williams
                                               )   -----------------------------
                                                   Signed

                                                   Roger A. Williams
                                                   -----------------------------
                                                   Name Printed:

                                                   -----------------------------
                                                   Title: Finance Director

Executed and delivered as a deed by            )
SOCIETE DES MINES DE LOULO                     )
S.A.                                           )
                                                   -----------------------------
                                                   Signed

                                                   -----------------------------
                                                   Name Printed:

                                                   -----------------------------
                                                   Title:

                                      S-1